Q4’26 EARNINGS May 20, 2026

Financial Presentation Disclosure All per share amounts are presented on a diluted basis. This presentation refers to “reported” (R$) and “constant dollar” (C$) or “constant currency” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” or “constant currency” amounts are the same, and amounts will be as “reported” unless otherwise specified. This presentation also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Supreme.” Unless otherwise noted, results presented are based on continuing operations. This presentation also refers to results “excluding Dickies®” and “Adjusted excluding Dickies”, which are described under the heading “Dickies Divestiture”. This presentation also refers to “adjusted” amounts, a term that is described under the heading “Adjusted Amounts - Excluding Reinvent, Transaction and Deal Related Activities, Pension Settlement Charges, Pension Excise Tax and Non-cash Impairment Charge”. Unless otherwise noted, “reported” and “adjusted” amounts are the same. VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. This presentation refers to VF's fourth quarter of Fiscal 2026 as Q4'26, and similarly Q4'25 denotes VF's fourth quarter of Fiscal 2025, etc. VF defines “free cash flow” as cash flow from continuing operations less capital expenditures and software purchases and defines “net debt” as long-term debt, the current portion of long-term debt, short-term borrowings, and operating lease liabilities, less cash and cash equivalents per VF's consolidated balance sheet and defines “leverage” as net debt to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), which excludes operating lease cost. See the supplemental financial information included with this presentation for a calculation of adjusted EBITDA, including a reconciliation to the nearest U.S generally accepted accounting principles (“GAAP”) financial measure. Change in Reportable Segments VF realigned its reportable segments in the first quarter of Fiscal 2026. VF's updated reportable segments are Outdoor and Active. We have included an “All Other” category for the remaining operating segments that do not meet the quantitative threshold to be disclosed as a separate reportable segment. VF's financial results in this presentation reflect the new segments for all periods presented. Dickies Divestiture On September 15, 2025, VF entered into a definitive agreement with Bluestar Alliance LLC to sell the Dickies® brand business (“Dickies”) and on November 12, 2025, VF completed the sale of Dickies. “Reported” amounts present VF's Fiscal 2026 results in accordance with GAAP and include Dickies results in continuing operations through the date of sale, as the Dickies sale did not qualify for discontinued operations presentation under GAAP. References to results “excluding Dickies®” and “Adjusted excluding Dickies” exclude the results of Dickies for all periods presented. VF believes this non-GAAP presentation provides investors with useful information regarding VF’s current business trends and performance of VF’s operations, post the closing of the sale of Dickies. Discontinued Operations - Supreme On July 16, 2024, VF entered into a definitive Stock and Asset Purchase Agreement with EssilorLuxottica S.A. to sell the Supreme® brand business (“Supreme”). On October 1, 2024, VF completed the sale of Supreme. Accordingly, the company has reported the related held-for-sale assets and liabilities as assets and liabilities of discontinued operations and included the operating results and cash flows of the business in discontinued operations for all periods presented, through the date of sale. Constant Currency - Excluding the Impact of Foreign Currency This presentation refers to “reported” amounts in accordance with GAAP, which include translation and transactional impacts from foreign currency exchange rates. This presentation also refers to both “constant dollar” and “constant currency” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this presentation, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. Q4’26 EARNINGS 2

Financial Presentation Disclosure - Continued Adjusted Amounts - Excluding Reinvent, Transaction and Deal Related Activities, Pension Settlement Charges, Pension Excise Tax and Non-cash Impairment Charge The adjusted amounts in this presentation exclude costs related to Reinvent, VF's transformation program. Costs, including restructuring charges and project-related costs, were approximately ($8) million in the fourth quarter of Fiscal 2026 and $44 million in Fiscal 2026. The adjusted amounts in this presentation exclude transaction and deal related activities associated with the divestiture of Dickies, including expenses and the final pre-tax gain on sale. Total transaction and deal related activities included expenses of approximately $10 million in Fiscal 2026 and a final pre-tax gain on sale of approximately $127 million in Fiscal 2026, which included a reduction to the gain to reflect working capital adjustments of approximately $12 million in the three months ended March 2026. The adjusted amounts in this presentation exclude non-cash pension settlement charges of approximately $158 million in the fourth quarter of Fiscal 2026 and $192 million in Fiscal 2026. The pension settlement charges related to the termination of the U.S. qualified plan, which was completed as of the end of Fiscal 2026. The adjusted amounts in this presentation exclude pension excise tax of approximately $25 million in the fourth quarter of Fiscal 2026 and in Fiscal 2026, related to the termination of the U.S. qualified plan. The adjusted amounts in this presentation exclude a non-cash impairment charge related to the Napapijri reporting unit goodwill of approximately $31 million in Fiscal 2026. Combined, the above items negatively impacted earnings per share by $0.30 during the fourth quarter of Fiscal 2026 and $0.20 during Fiscal 2026. All adjusted amounts referenced herein exclude the effects of these amounts. Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this presentation, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company does not provide a reconciliation of forward-looking measures where the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the company's control or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information. Q4’26 EARNINGS 3

Executive Summary 5 Financial Summary 11 Brand Highlights 15 Outlook 20 Appendix 22 Table of Contents Q4’26 EARNINGS 4

EXECUTIVE SUMMARY Q4’26 EARNINGS 5

President and CEO “For the first time in three years, we returned to a full year of growth and expect to keep growing in FY'27. We also significantly expanded margins and reduced our leverage ratio by a full turn vs. LY. In the fourth quarter, we delivered our strongest revenue performance since I joined VF. Both The North Face® and Timberland® continued to deliver global growth. Vans® is starting to show momentum with a return to growth in Americas DTC for the first time in over four years. We remain on track to achieve our medium- term targets, an exit run rate of 10% operating margin in FY'28 and a leverage ratio of 2.5x or lower by FY'28. This has been a strong year for VF and I'm excited about the momentum we are building." Q4’26 EARNINGS 6 Bracken Darrell

Q4’26 revenue growth driven by momentum in the Americas; Q4’26 OI ahead of guidance • Revenue +1% vs. LY ◦ Revenue ex Dickies® +8% vs. LY or +3% C$, ahead of guidance of flat to +2% C$ vs. LY ◦ Americas region +2% vs. LY; ex Dickies® +10% C$, the region's highest growth since Q1'23 • Q4'26 operating income (OI) of $62M ◦ Adjusted OI ex Dickies® of $54M, ahead of guidance of $10M to $30M; normalized1 OI within guidance range Reinstating annual guidance effective FY'27 with continued growth and expanding margins • Revenue +1% to +2% C$ vs. LY3 • Adjusted OM of approximately 8% • Free cash flow flat to up vs. LY2 of $405M • FYE'27 leverage ratio of 2.6x to 2.9x Q4’26 EARNINGS 7 Q4’26 EXECUTIVE SUMMARY Disclosed Q4’26 and FY'26 figures are shown on both reported and adjusted excluding Dickies® (“ex Dickies®”) bases Returned to growth for the full year in FY'26 with expanding margins and reduced debt • Revenue +1% vs. LY ◦ Revenue ex Dickies® +4% vs. LY or +1% C$ • FY'26 gross margin (GM) of 54.8%, up 130 bps vs. LY ◦ Adjusted GM ex Dickies® of 55.2%, up 110 bps vs. LY • FY'26 OI of $577M and operating margin (OM) of 6.0%, up 280 bps vs. LY ◦ Adjusted OI ex Dickies® of $650M and adjusted OM ex Dickies® of 7.0%, up 110 bps vs. LY • FY'26 free cash flow2 of $405M, up over $90M vs. LY • FYE'26 leverage ratio of 3.1x vs. LY of 4.1x, and vs. FYE'24 of 5.1x 1 Normalized for tariff receivable and offsetting charges, including restructuring costs 2 Excludes $100M net impact of pension termination in FY'26 3 Revenue performance excludes Dickies® in FY'26

Q4’26 revenue growth and margin expansion vs. LY Q4’26 EARNINGS 8 Reported Adjusted ex Dickies® Revenue % vs. LY +1% +8% Revenue % vs. LY (C$) (4%) +3% Gross margin 56.4% 56.4% +310bps vs. LY +240bps vs. LY SG&A % of revenue 53.6% 53.9% -130bps vs. LY +70bps vs. LY Operating income $62M $54M vs. LY of ($73)M vs. LY of $16M Operating margin 2.8% 2.5% +620bps vs. LY +170bps vs. LY Earnings (loss) per share ($0.30) $0.00 vs. LY of ($0.39) vs. LY of ($0.14)

Q4’26 revenue and operating income above guidance GUIDANCE ACTUAL ACTUAL VS. GUIDANCE COMMENTARY Revenue % vs. LY1 (C$) flat to +2% +3% + • Wholesale benefited from higher demand Operating income (OI) (adjusted) $10M to $30M $54M + • Adjusted gross margin outperformed on higher-than- expected revenue and recognition of a tariff receivable and offsetting charges • Slightly higher adjusted SG&A due to restructuring costs • Normalized for the above, OI within guidance range 9Q4’26 EARNINGS 1 Revenue performance excludes Dickies® in Q4'25

Transformation execution delivering results

Drive growth

+1%

revenue growth in FY'26[1] vs. FY'25[1]

- 70% of the business by revenue[2] grew in FY'26[1] vs. 43% in FY'24[3]
- Product creation speed to market
- Consumer demand segmentation
- Social-first marketing; shift to productive spend

Expand adjusted gross margin

+360bps

expansion from FY'24[3] to FY'26[1]

- *Dickies*® divestiture (+100bps)
- Shift into higher margin product mix
- Targeted pricing actions and AI-powered markdown management

Reduce SG&A

>$225m

structural gross savings from FY'24[1] to FY'26[1]

- Organizational simplification
- Digital & Technology optimization
- Efficiencies in DTC and Distribution

We are doubling down on what is working. Faster go-to-market is driving outsized growth in DTC. Marketing spend is delivering increasing leverage. We are deploying AI where there is clear value.

[1] Excludes *Dickies*®
[2] C$ basis
[3] Includes *Dickies*®

VF | Q4'26 EARNINGS 10

FINANCIAL SUMMARY Q4’26 EARNINGS 11

Q4’26 revenue +1% vs. LY; ex *Dickies*® +3% vs. LY (C$)



Revenue Growth vs. LY*



(14%)
(10%)
(6%)
+2%
(5%)
flat
+2%
+1%
+1%
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26
Q4'26

Revenue Growth ex Dickies vs. LY* (C$)



(14%)
(9%)
(6%)
+3%
(2%)
(2%)
flat
+2%
+3%
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26
Q4'26

Revenue performance ex *Dickies*®

*All revenue and growth figures exclude *Supreme*®

VF | Q4’26 EARNINGS
12

Standout growth in the Americas region

Q4'26 REVENUE TRENDS

BRANDS	vs. LY	vs. LY (C$)
THE NORTH FACE	+12%	+7%
VANS	(1%)	(5%)
Timberland	+8%	+2%
OTHER BRANDS	(23%)	+7% ex *Dickies®*

REGIONS	vs. LY	vs. LY[1] (C$) *ex Dickies®*
AMERICAS	+2%	+10%
EMEA	+1%	(5%)
APAC	flat	+1%

CHANNELS	vs. LY	vs. LY[1] (C$) *ex Dickies®*
DTC	+4%	+2%
WHOLESALE	(1%)	+3%

[1] Revenue performance excludes *Dickies®* in Q4'25

VF | Q4'26 EARNINGS
13

FYE'26 leverage ratio of 3.1x vs. LY of 4.1x • Net debt down $0.8B or (16%) vs. LY ◦ Net debt excluding lease liabilities of $2.7B, down $0.8B or (24%) vs. LY ◦ Prepaid €500M March 2026 maturity in February 2026 ◦ FYE'26 leverage ratio of 3.1x, down one full turn vs. LY and down two full turns vs. FYE'24 • Net inventories (16%) vs. LY ◦ Net inventories, ex Dickies®, (11%) C$ vs. LY • Cash dividends of $35M paid during Q4'26 NET DEBT ($B) $4.9 $4.2 FYE'25 FYE'26 Q4’26 EARNINGS 14 ($0.8)1 1 Numbers may not sum due to rounding

BRAND HIGHLIGHTS Q4’26 EARNINGS 15

• Americas region delivered double-digit growth of +17% vs. LY or +16% C$ • Broad-based growth across product categories, including fifth consecutive quarter of double-digit growth in footwear • Product elevation continues with release of Casentino Wool collection and Base CampTM Leather Duffel • The North Face® athlete Alex Honnold set record for highest urban free solo climb in history by scaling Taipei 101 • Recently announced multi-year strategic sponsorship of the U.S. Ski and Snowboard teams The North Face® grew strongly in Q4'26 including double-digit growth in the Americas +12% vs. LY, +7% C$ vs. LY Q4’26 EARNINGS 16

• Americas returned to growth with revenue +5% vs. LY, +3% C$, driven by strength in DTC • Encouraging trends in Icons led by energy drops including Pearlized in Old SkoolTM; strong growth continues in the Authentic franchise • Sales from new styles in footwear up vs. LY and apparel returned to growth • Off The WallTM campaign driving strong consumer response, leveraging social-first marketing strategy • Continued positive momentum in U.S. consumer search trends Vans® Americas DTC returned to growth Q4’26 EARNINGS 17 (1%) vs. LY, (5%) C$ vs. LY

Q4'26 Timberland® growth supported by strength in DTC • Sixth consecutive quarter of growth • Americas +6% vs. LY or +4% C$, reflecting growth across both DTC and Wholesale • 6" Premium franchise continued to drive performance and shoes is the fastest growing category • Social-first marketing approach fueling continued search interest growth across key markets • Further progress in expanded distribution strategy, with 11 full price stores open and operating in the Americas (as of Q4E'26) +8% vs. LY, +2% C$ vs. LY Q4’26 EARNINGS 18

Other Brands led by standout growth at *Altra*®



- **Altra**® up approximately 50%, driven by major franchise launches and broad-based growth across regions and channels
- **icebreaker**® performance driven by continued DTC growth, with declines in Wholesale
- **Napapijri**® reset underway; brand capitalized on regional roots at the 2026 Milano Cortina Winter Games
- **Packs**[1] performance driven by growth at *JanSport*®, more than offset by declines at other brands
- **Smartwool**® up double-digits across both DTC and Wholesale

ALTRA NAPAPIJRI EASTPAK JANSPORT kipling icebreaker Move to natural Smartwool

OTHER BRANDS

(23%) vs. LY, +7% C$ vs. LY[2]

[1] Includes Kipling, Eastpak and JanSport brands
[2] Revenue performance excludes *Dickies*® in Q4'25

VF | Q4'26 EARNINGS 19

OUTLOOK Q4’26 EARNINGS 20

GUIDANCE COMMENTARY FY'27 Revenue % vs. LY1 (C$) +1% to +2% • Continued growth at The North Face®, Timberland® and Altra® • Vans® down mid-single digits, with improving trends in H2'27 relative to H1'27 • Q1'27 down low-single digits Operating margin (adjusted) Approximately 8% • Adjusted gross margin up vs. LY • Adjusted SG&A rate down vs. LY Free cash flow Flat to up vs. LY2 (FY'26: $405M) • Operating cash flow up vs. LY2 • FYE'27 leverage ratio of 2.6x to 2.9x Reinstating annual guidance effective FY’27, with continued growth and expanding margins Q4’26 EARNINGS 21 1 Revenue performance excludes Dickies® in FY'26 2 Excludes $100M net impact of pension termination in FY'26

APPENDIX Q4’26 EARNINGS 22

Safe Harbor Statement Certain statements included in this presentation are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are made based on VF’s expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. Words such as “will,” “anticipate,” “believe,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates may be used to identify forward-looking statements, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto, are forward-looking statements. Forward-looking statements are not guarantees, and actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel, footwear, equipment, and accessories; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products, including as a result of tariffs and geopolitical conflicts; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF’s ability to maintain the image and value of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to-consumer business risks; increasing pressure on margins; fluctuations in sales and operating income due to the seasonal nature of its business; retail industry changes and challenges; VF's ability to execute its turnaround program, “The VF Way” operating principles, and other business priorities, including measures to grow revenue and expand margins, streamline and right-size its cost base and strengthen the balance sheet while reducing leverage; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in its business model; any inability of VF or third parties on which it relies to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which it relies, are frequent targets of cyberattacks of varying levels of severity, and may in the future be vulnerable to such attacks, and any inability or failure by VF or such third parties to anticipate or detect data or information security breaches or other cyberattacks, could result in data or financial loss, reputational harm, business disruption, damage to VF’s relationships with customers, consumers, employees and third parties on which it relies, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which it relies to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF’s vendors' manufacturing facilities and VF's ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF’s ability to recruit, develop or retain key executive or employee talent or successfully transition executives; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio; VF’s ability to execute, and realize benefits, successfully, or at all, from the completed sale of the Dickies® brand; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions, including any potential effects from changes in tariffs and international trade policy, or a U.S. federal government shutdown; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Europe, the Middle East and Asia and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF’s ability to pay and declare dividends or repurchase its stock in the future; climate risks and increased focus on environmental, social and governance issues; VF’s ability to execute on its sustainability strategy and achieve its sustainability-related targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis; litigation, regulatory proceedings, or any other claims asserted against VF; and tax risks associated with the spin-off of the Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed or furnished with the U.S. Securities and Exchange Commission (SEC), including VF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Forms 8-K. Q4’26 EARNINGS 23

Summary Revenue Information

(Unaudited)
(In millions)

	Three Months Ended March						Twelve Months Ended March					
	2026	2025	% Change	% Change Constant Currency*	% Change Excluding Dickies [(a)]	% Change Constant Currency and Excluding Dickies*[(a)]	2026	2025	% Change	% Change Constant Currency*	% Change Excluding Dickies [(a)]	% Change Constant Currency and Excluding Dickies*[(a)]
Brand:												
The North Face®	$ 935.0	$ 834.5	12%	7%			$ 4,005.8	$ 3,703.4	8%	5%		
Vans®	486.6	492.6	(1%)	(5%)			2,149.1	2,349.4	(9%)	(11%)		
Timberland®	404.8	376.0	8%	2%			1,735.9	1,607.7	8%	5%		
Other Brands	339.6	440.7	(23%)	(27%)	13%	7%	1,714.3	1,844.2	(7%)	(10%)	8%	4%
VF Revenue	**$ 2,166.0**	**$ 2,143.8**	**1%**	**(4%)**	**8%**	**3%**	**$ 9,605.2**	**$ 9,504.7**	**1%**	**(2%)**	**4%**	**1%**
Region:												
Americas	$ 1,010.3	$ 995.2	2%	0%	12%	10%	$ 4,830.1	$ 4,833.5	0%	0%	4%	3%
EMEA	819.3	812.3	1%	(9%)	5%	(5%)	3,371.9	3,248.5	4%	(3%)	5%	(2%)
APAC	336.4	336.2	0%	(4%)	5%	1%	1,403.2	1,422.7	(1%)	(3%)	1%	(1%)
VF Revenue	**$ 2,166.0**	**$ 2,143.8**	**1%**	**(4%)**	**8%**	**3%**	**$ 9,605.2**	**$ 9,504.7**	**1%**	**(2%)**	**4%**	**1%**
International	$ 1,297.4	$ 1,277.7	2%	(7%)	6%	(3%)	$ 5,373.4	$ 5,246.7	2%	(3%)	4%	(1%)
Channel:												
DTC	$ 955.3	$ 920.8	4%	(1%)	7%	2%	$ 4,211.9	$ 4,142.3	2%	(1%)	3%	1%
Wholesale [(b)]	1,210.7	1,223.0	(1%)	(6%)	9%	3%	5,393.3	5,362.4	1%	(2%)	4%	1%
VF Revenue	**$ 2,166.0**	**$ 2,143.8**	**1%**	**(4%)**	**8%**	**3%**	**$ 9,605.2**	**$ 9,504.7**	**1%**	**(2%)**	**4%**	**1%**

All references to the periods ended March 2026 relate to the 13-week and 52-week fiscal periods ended March 28, 2026 and all references to the periods ended March 2025 relate to the 13-week and 52-week fiscal periods ended March 29, 2025.

Note: Amounts may not sum due to rounding

* Refer to constant currency definition on the following slides.

[(a)] Excludes the results of Dickies for all periods presented. Refer to Non-GAAP financial information included in the "Reconciliation of Select GAAP Measures to Non-GAAP Measures" slides.

[(b)] Royalty revenues are included in the wholesale channel for all periods.

Q4'26 EARNINGS | 24

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March		Twelve Months Ended March	
	2026	2025	2026	2025
Revenues	$ **2,166,034**	$ **2,143,771**	$ **9,605,207**	$ **9,504,691**
Costs and operating expenses				
Cost of goods sold	944,106	1,001,315	4,343,492	4,420,826
Selling, general and administrative expenses	1,160,424	1,177,101	4,654,430	4,690,850
Impairment of goodwill and intangible assets	—	38,242	30,716	89,242
Total costs and operating expenses	**2,104,530**	**2,216,658**	**9,028,638**	**9,200,918**
Operating income (loss)	**61,504**	**(72,887)**	**576,569**	**303,773**
Interest expense, net	(26,803)	(29,092)	(148,743)	(149,243)
Other income (expense), net	(198,030)	(14,631)	(86,608)	(9,369)
Income (loss) from continuing operations before income	**(163,329)**	**(116,610)**	**341,218**	**145,161**
Income tax expense (benefit)	(44,047)	33,657	86,298	75,837
Income (loss) from continuing operations	**(119,282)**	**(150,267)**	**254,920**	**69,324**
Loss from discontinued operations, net of tax	—	(521)	—	(259,040)
Net income (loss)	$ **(119,282)**	$ **(150,788)**	$ **254,920**	$ **(189,716)**
Earnings (loss) per common share - basic [a]				
Continuing operations	$ (0.30)	$ (0.39)	$ 0.65	$ 0.18
Discontinued operations	—	—	—	(0.67)
Total earnings (loss) per common share - basic	$ **(0.30)**	$ **(0.39)**	$ **0.65**	$ **(0.49)**
Earnings (loss) per common share - diluted [a]				
Continuing operations	$ (0.30)	$ (0.39)	$ 0.64	$ 0.18
Discontinued operations	—	—	—	(0.66)
Total earnings (loss) per common share - diluted	$ **(0.30)**	$ **(0.39)**	$ **0.64**	$ **(0.48)**
Weighted average shares outstanding				
Basic	391,371	389,605	390,739	389,152
Diluted	391,371	389,605	395,875	392,571
Cash dividends per common share	$ 0.09	$ 0.09	$ 0.36	$ 0.36

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to the periods ended March 2026 relate to the 13-week and 52-week fiscal periods ended March 28, 2026, and all references to periods ended March 2025 relate to the 13-week and 52-week fiscal periods ended March 29, 2025.

[a] Amounts have been calculated using unrounded numbers.

VF Q4'26 EARNINGS | 25

Condensed Consolidated Balance Sheets (Unaudited) (In thousands) March 2026 March 2025 ASSETS Current assets Cash and cash equivalents $ 823,943 $ 429,382 Accounts receivable, net 1,427,957 1,321,663 Inventories 1,371,274 1,627,025 Other current assets 386,340 408,028 Total current assets 4,009,514 3,786,098 Property, plant and equipment, net 674,508 720,879 Goodwill and intangible assets, net 2,055,247 2,314,093 Operating lease right-of-use assets 1,320,733 1,262,319 Other assets 1,230,175 1,294,147 Total assets $ 9,290,177 $ 9,377,536 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Short-term borrowings $ 10,139 $ 11,916 Current portion of long-term debt — 540,579 Accounts payable 826,347 789,570 Current portion of operating lease liabilities 333,469 308,741 Accrued liabilities 1,011,217 1,047,047 Total current liabilities 2,181,172 2,697,853 Long-term debt 3,519,870 3,425,650 Operating lease liabilities 1,119,876 1,079,182 Other liabilities 619,381 687,492 Total liabilities 7,440,299 7,890,177 Stockholders' equity 1,849,878 1,487,359 Total liabilities and stockholders' equity $ 9,290,177 $ 9,377,536 26Q4’26 EARNINGS

Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands) Twelve Months Ended March 2026 2025 Operating activities Net income (loss) $ 254,920 $ (189,716) Loss from discontinued operations, net of tax — (259,040) Income from continuing operations, net of tax 254,920 69,324 Impairment of goodwill and intangible assets 30,716 89,242 Depreciation, amortization and other asset write-downs 280,529 259,616 Reduction in the carrying amount of right-of-use assets 354,756 351,971 Pension expense in excess of (less than) contributions 188,084 (1,463) Pension termination asset reversion, net 125,373 — Other adjustments, including changes in operating assets and liabilities (563,104) (330,201) Cash provided by operating activities - continuing operations 671,274 438,489 Cash provided by operating activities - discontinued operations — 26,747 Cash provided by operating activities 671,274 465,236 Investing activities Proceeds from sale of businesses, net of cash sold 600,524 1,506,223 Proceeds from sale of assets 868 88,234 Capital expenditures (114,707) (86,274) Software purchases (51,099) (39,749) Other, net (28,490) (35,930) Cash provided by investing activities - continuing operations 407,096 1,432,504 Cash used by investing activities - discontinued operations — (4,413) Cash provided by investing activities 407,096 1,428,091 Financing activities Net decrease from short-term borrowings and long-term debt (597,736) (2,003,132) Cash dividends paid (140,744) (140,165) Proceeds from issuance of Common Stock, net of (payments) for tax withholdings 699 (2,730) Cash used by financing activities (737,781) (2,146,027) Effect of foreign currency rate changes on cash, cash equivalents and restricted cash 60,280 7,218 Net change in cash, cash equivalents and restricted cash 400,869 (245,482) Cash, cash equivalents and restricted cash — beginning of year 431,475 676,957 Cash, cash equivalents and restricted cash — end of year $ 832,344 $ 431,475 Q4’26 EARNINGS 27

Supplemental Financial Information
Segment Information
(Unaudited)
(In thousands)

	Three Months Ended March				Twelve Months Ended March			
	2026	2025	% Change	% Change Constant Currency*	2026	2025	% Change	% Change Constant Currency*
Revenues:								
Outdoor segment	$ 1,339,839	$ 1,210,433	11%	5%	$ 5,741,792	$ 5,311,061	8%	5%
Active segment	588,695	596,488	(1%)	(6%)	2,720,967	2,914,307	(7%)	(9%)
All Other [(a)]	237,500	336,850	(29%)	(33%)	1,142,448	1,279,323	(11%)	(13%)
Total revenues	**$ 2,166,034**	**$ 2,143,771**	**1%**	**(4%)**	**$ 9,605,207**	**$ 9,504,691**	**1%**	**(2%)**
Segment profit (loss):								
Outdoor segment	$ 175,004	$ 114,146			$ 841,200	$ 708,552		
Active segment	(14,921)	(37,588)			103,043	133,996		
Total segment profit	**160,083**	**76,558**			**944,243**	**842,548**		
Impairment of goodwill and intangible assets	—	(38,242)			(30,716)	(89,242)		
Corporate and other expenses [(b)]	(321,613)	(150,781)			(511,815)	(546,740)		
Interest expense, net	(26,803)	(29,092)			(148,743)	(149,243)		
"All Other" profit [(a)]	25,004	24,947			88,249	87,838		
Income (loss) from continuing operations before income taxes	**$ (163,329)**	**$ (116,610)**			**$ 341,218**	**$ 145,161**		

* Refer to constant currency definition on the following slides.

[(a)] Results for the "All Other" category are included as a reconciling item between the Company's reportable segments and its consolidated results of operations and it is not a reportable segment. "All Other" includes the following brands: *Dickies*® (through the date of sale), *Altra*®, *Smartwool*®, *Napapijri*® and *Icebreaker*®.

[(b)] A final pre-tax gain on the sale of Dickies of $127.2 million was recorded in the other income (expense), net line item in the Consolidated Statement of Operations for the twelve months ended March 2026, which included a reduction to the gain to reflect final working capital adjustments of $11.9 million in the three months ended March 2026. In addition, pension settlement charges of $158.1 million and $192.1 million related to the termination of the U.S. qualified plan were recorded in the other income (expense), net line item in the Consolidated Statements of Operations for the three and twelve months ended March 2026, respectively. Excise taxes of $25.1 million related to the termination of the U.S. qualified plan were recorded in the other income (expense), net line item in the Consolidated Statements of Operations for the three and twelve months ended March 2026.

VF Q4'26 EARNINGS | 28

Supplemental Financial Information
Segment Information - Constant Currency Basis
(Unaudited)
(In thousands)

	Three Months Ended March 2026		
	As Reported under GAAP	Adjust for Foreign Currency Exchange	Constant Currency
Revenues:			
Outdoor segment	$ 1,339,839	$ (66,250)	$ 1,273,589
Active segment	588,695	(25,342)	563,353
All Other	237,500	(12,059)	225,441
Total revenues	**$ 2,166,034**	**$ (103,651)**	**$ 2,062,383**
Segment profit (loss):			
Outdoor segment	$ 175,004	$ (11,158)	$ 163,846
Active segment	(14,921)	(2,096)	(17,017)
Total segment profit	**160,083**	**(13,254)**	**146,829**
Corporate and other expenses [a]	(321,613)	1,077	(320,536)
Interest expense, net	(26,803)	(825)	(27,628)
"All Other" profit	25,004	(1,232)	23,772
Loss from continuing operations before income taxes	**$ (163,329)**	**$ (14,234)**	**$ (177,563)**
Diluted net loss per share change from continuing operations	**21%**	**(8%)**	**13%**

[a] A reduction to the gain on the sale of Dickies to reflect final working capital adjustments of $11.9 million was recorded in the other income (expense), net line item in the Consolidated Statement of Operations for the three months ended March 2026. In addition, pension settlement charges of $158.1 million and excise taxes of $25.1 million related to the termination of the U.S. qualified plan were recorded in the other income (expense), net line item in the Consolidated Statement of Operations for the three months ended March 2026.

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF Q4'26 EARNINGS | 29

Supplemental Financial Information
Segment Information - Constant Currency Basis

(Unaudited)
(In thousands)

	Twelve Months Ended March 2026		
	As Reported under GAAP	**Adjust for Foreign Currency Exchange**	**Constant Currency**
Revenues:			
Outdoor segment	$ 5,741,792	$ (169,273)	$ 5,572,519
Active segment	2,720,967	(66,627)	2,654,340
All Other	1,142,448	(30,554)	1,111,894
Total revenues	**$ 9,605,207**	**$ (266,454)**	**$ 9,338,753**
Segment profit:			
Outdoor segment	$ 841,200	$ (29,973)	$ 811,227
Active segment	103,043	(8,354)	94,689
Total segment profit	**944,243**	**(38,327)**	**905,916**
Impairment of goodwill	(30,716)	—	(30,716)
Corporate and other expenses [a]	(511,815)	2,094	(509,721)
Interest expense, net	(148,743)	(2,298)	(151,041)
"All Other" profit	88,249	(3,335)	84,914
Income from continuing operations before income taxes	**$ 341,218**	**$ (41,866)**	**$ 299,352**
Diluted earnings per share change from continuing operations	**265%**	**(52%)**	**213%**

[a] A final pre-tax gain on the sale of Dickies of $127.2 million was recorded in the other income (expense), net line item in the Consolidated Statement of Operations for the twelve months ended March 2026. In addition, pension settlement charges of $192.1 million and excise taxes of $25.1 million related to the termination of the U.S. qualified plan were recorded in the other income (expense), net line item in the Consolidated Statement of Operations for the twelve months ended March 2026.

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF Q4'26 EARNINGS 30

Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2026
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended March 2026	As Reported under GAAP	Reinvent [a]	Impairment, Pension Settlement Charges and Pension Excise Tax [b]	Transaction and Deal Related Activities [c]	Adjusted	Less: Adjusted Contribution from Dickies [d]	Adjusted Excluding Dickies
Revenues	$ 2,166,034	$ —	$ —	$ —	$ 2,166,034	$ —	$ 2,166,034
Gross profit	1,221,928	—	—	—	1,221,928	—	1,221,928
Percent	*56.4%*				*56.4%*		*56.4%*
Selling, general and administrative expenses	1,160,424	7,634	—	—	1,168,058	—	1,168,058
Percent	*53.6%*				*53.9%*		*53.9%*
Operating income	61,504	(7,634)	—	—	53,870	—	53,870
Percent	*2.8%*				*2.5%*		*2.5%*
Diluted loss per share from continuing operations [e]	(0.30)	(0.01)	0.29	0.03	0.00	0.00	0.00

Twelve Months Ended March 2026	As Reported under GAAP	Reinvent [a]	Impairment, Pension Settlement Charges and Pension Excise Tax [b]	Transaction and Deal Related Activities [c]	Adjusted	Less: Adjusted Contribution from Dickies [d]	Adjusted Excluding Dickies
Revenues	$ 9,605,207	$ —	$ —	$ —	$ 9,605,207	$ 309,255	$ 9,295,952
Gross profit	5,261,715	4,257	—	—	5,265,972	136,662	5,129,310
Percent	*54.8%*				*54.8%*		*55.2%*
Selling, general and administrative expenses	4,654,430	(39,473)	—	(10,194)	4,604,763	125,428	4,479,335
Percent	*48.5%*				*47.9%*		*48.2%*
Operating income	576,569	43,730	30,716	10,194	661,209	11,235	649,974
Percent	*6.0%*				*6.9%*		*7.0%*
Diluted earnings per share from continuing operations [e]	0.64	0.08	0.43	(0.32)	0.84	0.02	0.82

See notes on next slide.

VF Q4'26 EARNINGS | 31

Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2026 (Unaudited) (In thousands, except per share amounts) Notes: (a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were ($7.6) million and $43.7 million in the three and twelve months ended March 2026, respectively. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the second quarter of Fiscal 2025, with services under the contract substantially completed in the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were ($4.1) million and $21.2 million in the three and twelve months ended March 2026, respectively. Reinvent resulted in a net tax expense of $1.8 million and a net tax benefit of $10.0 million in the three and twelve months ended March 2026, respectively. The Company incurred $205.0 million in total restructuring charges in connection with Reinvent. Substantially all restructuring actions were completed at the end of the first quarter of Fiscal 2026. Total fees associated with the contract with the consulting firm could be up to $146.0 million, with $75.0 million of the fees contingent on increases to VF’s stock price through June 2027. (b) VF recognized a non-cash impairment charge related to the Napapijri reporting unit goodwill of $30.7 million during the twelve months ended March 2026. Non-cash pension settlement charges of $158.1 million and $192.1 million were recorded in the other income (expense), net line item during the three and twelve months ended March 2026, respectively, related to the termination of the U.S. qualified plan, which was completed as of the end of Fiscal 2026. Pension excise tax of $25.1 million was recorded in the other income (expense), net line item during the three and twelve months ended March 2026, related to the termination of the U.S. qualified plan. The impairment, pension settlement charges and pension excise tax resulted in a net tax benefit of $68.9 million and $78.3 million in the three and twelve months ended March 2026, respectively. (c) Transaction and deal related activities include costs associated with the divestiture of Dickies, which totaled $10.2 million for the twelve months ended March 2026. Additionally, the activities include a working capital adjustment of $11.9 million as a reduction to the pre-tax gain on sale related to the divestiture of Dickies and a $127.2 million final pre-tax gain on sale related to Dickies, which were recorded in the other income (expense), net line item in the Consolidated Statements of Operations in the three and twelve months ended March 2026, respectively. The transaction and deal related activities resulted in a net tax benefit of $1.8 million and $7.7 million in the three and twelve months ended March 2026, respectively. (d) The “Adjusted Contribution from Dickies” column represents the operating results of Dickies for the twelve months ended March 2026 on an adjusted basis. This column excludes transaction and deal related costs as described above. The adjusted contribution from Dickies resulted in a net tax expense of $3.3 million for the twelve months ended March 2026. (e) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings (loss) per share impacts were calculated using 391,371,000 and 395,875,000 weighted average common shares for the three and twelve months ended March 2026, respectively. Non-GAAP Financial Information The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of Reinvent, an impairment charge, pension settlement charges, pension excise tax, and transaction and deal related activities, and on an adjusted basis excluding Dickies, which also excludes the operating results of Dickies on an adjusted basis. These adjusted presentations provides non-GAAP measures and are not based on any comprehensive set of accounting rules or principles. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations. Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non- GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. These measures should be used to evaluate the Company's results of operations only in conjunction with the corresponding GAAP measures. Q4’26 EARNINGS 32

Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Twelve Months Ended March 2026 (Unaudited) (In thousands) Q4’26 EARNINGS 33 Twelve Months Ended March 2026 Operating income - as reported under GAAP $ 576,569 Adjustments to operating income: Reinvent (a) 43,730 Impairment charge (b) 30,716 Transaction and deal related activities (c) 10,194 Adjusted operating income 661,209 Other income (expense), net - as reported under GAAP (86,608) Adjustments to other income (expense), net: Reinvent (d) (531) Pension settlement charges and pension excise tax (e) 217,156 Transaction and deal related activities (f) (127,211) Adjusted other income (expense), net 2,806 Depreciation, amortization and other asset write-downs - as reported 280,529 Adjustments to depreciation, amortization and other asset write-downs: Reinvent (g) (2,837) Transaction and deal related activities (h) (10,079) Adjusted depreciation, amortization and other asset write-downs 267,613 Operating lease cost 411,339 Adjusted EBITDA $ 1,342,967 See notes on next slide.

Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Twelve Months Ended March 2026 (Unaudited) (In thousands) Q4’26 EARNINGS 34 Notes: (a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, which totaled $43.7 million. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. (b) Non-cash impairment charge related to the Napapijri reporting unit goodwill of $30.7 million. (c) Transaction and deal related activities include costs associated with the divestiture of Dickies, which totaled $10.2 million. (d) Curtailment gains of $0.5 million, related to Reinvent, recorded within the other income (expense), net line item related to employee exits from an international plan resulting from restructuring actions. (e) Non-cash pension settlement charges of $192.1 million and pension excise tax of $25.1 million were recorded in the other income (expense), net line item related to the termination of the U.S. qualified plan, which was completed as of the end of Fiscal 2026. (f) Transaction and deal related activities include the final pre-tax gain related to the divestiture of Dickies of $127.2 million, which was recorded in the other income (expense), net line item. (g) Asset impairments and write-downs of $2.8 million related to Reinvent. (h) Asset impairments and write-downs of $10.1 million associated with the divestiture of Dickies. Non-GAAP Financial Information The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent, an impairment charge, pension settlement charges, pension excise tax, transaction and deal related activities, depreciation, amortization and other asset write-downs, and operating lease cost. The adjusted presentation and adjusted EBITDA provide non-GAAP measures. Management uses these measures in calculating VF’s net debt leverage ratio, which is a key ratio used by management, investors and rating agencies to assess our ability to meet our debt obligations. While management believes these non-GAAP financial measures are useful for the above purpose, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2025

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended March 2025	As Reported under GAAP	Reinvent [a]	Impairment Charges [b]	Transaction and Deal Related Activities [c]	Adjusted	Less: Adjusted Contribution from Dickies [d]	Adjusted Excluding Dickies
Revenues	$ 2,143,771	$ —	$ —	$ —	$ 2,143,771	$ 139,272	$ 2,004,499
Gross profit	1,142,456	1,560	—	—	1,144,016	60,741	1,083,275
Percent	*53.3%*				*53.4%*		*54.0%*
Selling, general and administrative expenses	1,177,101	(54,674)	—	—	1,122,427	55,134	1,067,293
Percent	*54.9%*				*52.4%*		*53.2%*
Operating income (loss)	(72,887)	56,234	38,242	—	21,589	5,607	15,982
Percent	*(3.4%)*				*1.0%*		*0.8%*
Diluted earnings (loss) per share from continuing operations [e]	(0.39)	0.16	0.10	0.00	(0.13)	0.01	(0.14)

Twelve Months Ended March 2025	As Reported under GAAP	Reinvent [a]	Impairment Charges [b]	Transaction and Deal Related Activities [c]	Adjusted	Less: Adjusted Contribution from Dickies [d]	Adjusted Excluding Dickies
Revenues	$ 9,504,691	$ —	$ —	$ —	$ 9,504,691	$ 542,065	$ 8,962,626
Gross profit	5,083,865	1,972	—	—	5,085,837	233,467	4,852,370
Percent	*53.5%*				*53.5%*		*54.1%*
Selling, general and administrative expenses	4,690,850	(160,672)	—	(490)	4,529,688	206,738	4,322,950
Percent	*49.4%*				*47.7%*		*48.2%*
Operating income	303,773	162,644	89,242	490	556,149	26,730	529,419
Percent	*3.2%*				*5.9%*		*5.9%*
Diluted earnings per share from continuing operations [e]	0.18	0.36	0.20	0.00	0.74	0.06	0.67

See notes on next slide.

VF Q4'26 EARNINGS | 35

Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2025 (Unaudited) (In thousands, except per share amounts) Notes: (a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $56.2 million and $162.6 million in the three and twelve months ended March 2025, respectively. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the second quarter of Fiscal 2025, with services under the contract substantially completed in the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were $16.4 million and $76.4 million in the three and twelve months ended March 2025, respectively. Reinvent resulted in a net tax expense of $5.5 million and a net tax benefit of $21.2 million in the three and twelve months ended March 2025, respectively. (b) VF recognized a non-cash goodwill impairment charge related to the Icebreaker reporting unit of $38.2 million during the three months ended March 2025. During the twelve months ended March 2025, VF recognized non-cash impairment charges related to the Dickies indefinite-lived trademark intangible asset and Icebreaker reporting unit goodwill of $51.0 million and $38.2 million, respectively. The impairment charges resulted in a net tax benefit of $10.5 million in the twelve months ended March 2025. Because Dickies is not considered a discontinued operation, the impairment is considered an adjustment to derive the Adjusted non-GAAP measure. (c) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $0.5 million for the twelve months ended March 2025. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the twelve months ended March 2025. (d) The “Adjusted Contribution from Dickies” column represents the operating results of Dickies for the three and twelve months ended March 2025 on an adjusted basis. This column excludes a non-cash impairment charge as described above. The adjusted contribution from Dickies resulted in a net tax expense of $1.5 million and $5.6 million for the three and twelve months ended March 2025, respectively. (e) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings (loss) per share impacts were calculated using 389,605,000 and 392,571,000 weighted average common shares for the three and twelve months ended March 2025, respectively. Non-GAAP Financial Information The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of Reinvent, impairment charges and transaction and deal related activities, and on an adjusted basis excluding Dickies, which also excludes the operating results of Dickies on an adjusted basis. These adjusted presentations provides non-GAAP measures and are not based on any comprehensive set of accounting rules or principles. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations. Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non- GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. These measures should be used to evaluate the Company's results of operations only in conjunction with the corresponding GAAP measures. Q4’26 EARNINGS 36

Three Months Ended March 2024 As Reported under GAAP Reinvent (a) Impairment Charges (b) Tax & Legal Items (c) Transaction and Deal Related Activities and Other (d) Adjusted Revenues $ 2,247,298 $ — $ — $ — $ — $ 2,247,298 Gross profit 1,074,936 347 — — — 1,075,283 Percent 47.8% 47.8% Operating loss (373,383) 54,517 250,470 — 22 (68,374) Percent (16.6%) (3.0%) Diluted loss per share from continuing operations (e) (1.06) 0.12 0.64 0.00 0.00 (0.30) Twelve Months Ended March 2024 As Reported under GAAP Reinvent (a) Impairment Charges (b) Tax & Legal Items (c) Transaction and Deal Related Activities and Other (d) Adjusted Revenues $ 9,915,678 $ — $ — $ — $ — $ 9,915,678 Gross profit 5,112,300 4,591 — — — 5,116,891 Percent 51.6% 51.6% Operating income (loss) (143,935) 105,386 507,566 — 2,471 471,488 Percent (1.5%) 4.8% Diluted earnings (loss) per share from continuing operations (e) (2.62) 0.21 1.28 1.74 0.00 0.62 Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2024 (Unaudited) (In thousands, except per share amounts) Q4’26 EARNINGS 37See notes on next slide.

Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2024 (Unaudited) (In thousands, except per share amounts) Notes: (a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $54.5 million and $105.4 million in the three and twelve months ended March 2024, respectively. These costs related primarily to severance and employee-related benefits and the net impact of asset disposals and write-downs. Reinvent resulted in a net tax benefit of $9.2 million and $22.2 million in the three and twelve months ended March 2024, respectively. (b) VF recognized non-cash goodwill impairment charges related to the Timberland and Icebreaker reporting units of $211.7 million and $38.8 million, respectively, during the three months ended March 2024. During the twelve months ended March 2024, VF recognized non-cash goodwill impairment charges related to the Timberland, Dickies and Icebreaker reporting units of $407.0 million, $61.8 million and $38.8 million, respectively. The impairment charges resulted in a net tax benefit of $1.1 million and $9.2 million in the three and twelve months ended March 2024, respectively. (c) Tax items include the impact to tax expense resulting from the decision by the U.S. Court of Appeals for the First Circuit on September 8, 2023 that upheld the U.S. Tax Court’s decision in favor of the Internal Revenue Service regarding the timing of income inclusion associated with VF’s acquisition of The Timberland Company in September 2011. The net impact to tax expense was an increase of approximately $670.3 million in the twelve months ended March 2024, excluding the reversal of accrued interest income, as a result of this decision. Tax items also include the impact to tax expense resulting from the decision by the General Court on September 20, 2023 that confirmed the decision of the European Union that Belgium’s excess profit tax regime amounted to illegal State aid. The net impact to tax expense was an increase of approximately $26.1 million in the twelve months ended March 2024, as a result of this ruling. Legal items include legal settlement gains of $29.1 million recorded in the twelve months ended March 2024 within the Other income (expense), net line item. The legal items resulted in a net tax expense of $7.5 million in the twelve months ended March 2024. (d) Transaction and deal related activities and other primarily reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $2.5 million for the twelve months ended March 2024. The transaction and deal related activities resulted in a net tax benefit of $0.6 million in the twelve months ended March 2024. (e) Amounts shown in the table have been calculated using unrounded numbers. The GAAP diluted loss per share was calculated using 388,559,000 and 388,360,000 weighted average common shares for the three and twelve months ended March 2024, respectively. The adjusted diluted earnings (loss) per share impacts were calculated using 388,559,000 and 389,328,000 weighted average common shares for the three and twelve months ended March 2024, respectively. Non-GAAP Financial Information The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent, impairment charges, certain tax and legal items, transaction and deal related activities and other. The adjusted presentation provides non-GAAP measures and are not based on any comprehensive set of accounting rules or principles. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations. Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non- GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies. These measures should be used to evaluate the Company's results of operations only in conjunction with the corresponding GAAP measures. Q4’26 EARNINGS 38

Supplemental Financial Information Top 3 Brand Revenue Information (Unaudited) Three Months Ended March 2026 Twelve Months Ended March 2026 Top 3 Brand Revenue Growth Americas EMEA APAC Global Americas EMEA APAC Global The North Face® % Change 17% 6% 12% 12% 9% 8% 7% 8% % Change Constant Currency* 16% (4%) 7% 7% 9% 1% 5% 5% Vans® % Change 5% (5%) (20%) (1%) (7%) (7%) (19%) (9%) % Change Constant Currency* 3% (13%) (22%) (5%) (8%) (13%) (20%) (11%) Timberland® % Change 6% 10% 7% 8% 10% 10% (3%) 8% % Change Constant Currency* 4% 0% 5% 2% 9% 2% (4%) 5% * Refer to constant currency definition on previous slides. Q4’26 EARNINGS 39

Supplemental Financial Information
Geographic and Channel Revenue Information
(Unaudited)

Geographic Revenue Growth	Three Months Ended March 2026 % Change	% Change Constant Currency*	% Change Excluding Dickies [a]	% Change Constant Currency and Excluding Dickies*[a]	Twelve Months Ended March 2026 % Change	% Change Constant Currency*	% Change Excluding Dickies [a]	% Change Constant Currency and Excluding Dickies*[a]
Americas	2%	0%	12%	10%	0%	0%	4%	3%
EMEA	1%	(9%)	5%	(5%)	4%	(3%)	5%	(2%)
APAC	0%	(4%)	5%	1%	(1%)	(3%)	1%	(1%)
Greater China	4%	(1%)	8%	3%	(2%)	(4%)	(1%)	(3%)
International	2%	(7%)	6%	(3%)	2%	(3%)	4%	(1%)
Global	**1%**	**(4%)**	**8%**	**3%**	**1%**	**(2%)**	**4%**	**1%**

Channel Revenue Growth	Three Months Ended March 2026 % Change	% Change Constant Currency*	% Change Excluding Dickies [a]	% Change Constant Currency and Excluding Dickies*[a]	Twelve Months Ended March 2026 % Change	% Change Constant Currency*	% Change Excluding Dickies [a]	% Change Constant Currency and Excluding Dickies*[a]
Wholesale [b]	**(1%)**	**(6%)**	**9%**	**3%**	**1%**	**(2%)**	**4%**	**1%**
Direct-to-consumer	**4%**	**(1%)**	**7%**	**2%**	**2%**	**(1%)**	**3%**	**1%**
Digital	1%	(3%)	7%	2%	4%	1%	7%	4%

VF-Operated Stores [c]	As of March 2026	2025
Total	1,080	1,127

* Refer to constant currency definition on previous slides.
[a] Excludes the results of Dickies for all periods presented. Refer to Non-GAAP financial information included in the "Reconciliation of Select GAAP Measures to Non-GAAP Measures" slides.
[b] Royalty revenues are included in the wholesale channel for all periods.
[c] Does not include concession stores.

VF Q4'26 EARNINGS | 40